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                                                                  Exhibit 10(vi)


                           F & M NATIONAL CORPORATION
                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into by and between F & M National Corporation (the "Company") and Wilbur M. Feltner (the "Executive") this 1/st/ day of January, 2001.

          1.   Purpose and Effective Date.

               (a)  Purpose.   The purpose of this Agreement is to evidence the
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               agreement of the Company and the Executive, who currently serves as Chairman of the Board of Directors and as Chairman of the Executive Committee of the Company, as to matters of compensation of the Executive for the term of this Agreement.

               (b)  Effective Date.   The effective date of this Agreement is
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January 1, 2001.

          2.   Definitions.

               (a)  Beneficiary.   The person, persons or entities designated
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by the Executive to receive the Compensation (as hereinafter defined) in the event of the death of the Executive, as designated in a writing filed with the Company in substantially the form attached to this Agreement as Exhibit A. If the Executive fails to make a designation or if the person designated does not survive the Executive (or, if an entity, is not in existence at the time of the Executive's death), the Beneficiary shall be the Executive's estate.

               2.   Change in Control.   For purposes of this Agreement, a
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"Change in Control" means:

                    (1) The acquisition by any Person (as hereinafter defined) of beneficial ownership of 20% or more of the then outstanding shares of common stock of the Company;

                    (ii) Individuals who constitute the Board of Directors on the date of this Agreement (the "Incumbent Board") cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act");

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               (iii) Approval by the shareholders of the Company of a
reorganization, merger, share exchange or consolidation (a "Reorganization"), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

                     (a) more than 60% of the then outstanding shares of common stock of the corporation resulting from the Reorganization is beneficially owned by all or substantially all of the former shareholders of the Company in substantially the same proportions as their ownership existed in the Company immediately prior to the Reorganization;

                     (b) no Person beneficially owns 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors;

                     (c) at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization.

               (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

          (3)  Person.  For purposes of this Agreement, "Person" means any
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individual, entity or group (within the meaning of Section 13(d)(3) of the
Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and "beneficial ownership" has the meaning given the term in Rule 13d-3 under the Exchange Act.

          (d)  Compensation/Salary.   As used in this Agreement, the term
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"Compensation" shall mean Executive's salary in the sum of $500,000.00 per year, payable for the three year term of this Agreement.

          (e)  Company.  For purposes of this Agreement, "Company" includes any
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subsidiaries of the Company and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the company ceases to exist; provided, however, that for purposes of determining whether a Change in Control has occurred, the term "Company" refers to F & M National Corporation or its successors.

     3.   Payment of Compensation.

          (a)  Term.   For the period beginning January 1, 2001, and ending
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December

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31, 2003, the Executive's Compensation shall be $500,000.00 per year, payable in bi-weekly installments as set forth hereinafter. The Executive shall not be required to serve as Chairman of the Board of Directors or as Chairman of the Executive Committee in order to receive the Compensation called for herein.

          (b)  Time of Payment.   The Compensation payable to the Executive
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shall be payable in bi-weekly installments commencing on January 5, 2001, and shall be subject to all customary and applicable deductions or withholdings as presently in effect for the Executive.

          (c)  Payment Upon Executive's Disability.   The Compensation payable
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to the Executive shall continue for the full term of this Agreement notwithstanding any disability of the Executive.

          (d)  Payment Upon Executive's Death.  If the Executive dies prior to
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the expiration of the term of this Agreement, then the Compensation shall be payable to the Beneficiary as designated by the Executive, as set forth in
Section 2(a) above, or to the Executive's estate if no Beneficiary has been designated.

     4.   Benefit Plans.   During the term of this Agreement, the Executive will
be entitled to participate in all saving (401(k)), retirement (ESOP), insurance plans (life, health and dental) as presently in effect on the effective date of this Agreement for the Executive.

     5.   Amendment or Termination.   This Agreement may be amended or
terminated only by a written instrument executed by both the Executive and the Company.

     6. Employment Rights. This Agreement shall not be construed to require the Executive to continue in employ of the Company for any length of time or in any manner alter the terms of the Executive's employment set forth in any employment or other agreement to which the Company and the Executive are or may in the future be parties.

     7.   General Provisions.

          (a)  Restrictions on Transfer.  The Compensation to which the
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Executive or Beneficiary may become entitled under this Agreement is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Benefits are not subject to attachment or legal process for the debts, contracts, liabilities, engagements, or torts of the Executive or Beneficiary. This Agreement does not give the Executive or Beneficiary any interest, lien, or claim against any specific asset of the Company. The Executive and his Beneficiary have only the rights of general creditors of the Company.

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          (b)  Assignment.   The Executive's right to receive in the
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Compensation payable under the terms of this Agreement is not assignable by the
Executive or his Beneficiary. The Company may assign its responsibilities and obligations under the Agreement to a successor or other entity upon thirty (30) days prior written notice to the Executive or Beneficiary.

          (c)  Governing Law.  This Agreement shall be construed in accordance
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with the laws of the Commonwealth of Virginia.

          (d)  Validity.  If any provision of this Agreement is not valid or
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enforceable, that invalidity or enforceability shall not affect the remaining provisions.

          (e)  Successors and Assigns.  This Agreement and the terms thereof
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shall be binding upon and inure to the benefit of the Executive (and his personal representative), the Company and any successor organization or organizations which shall succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisition of all or substantially of all of the assets of the Company or otherwise, including by operation of law. The Company will require any successor (whether direct or indirect), by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

          (f)  Time.  Time is of the essence as to all matters set forth herein.
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     8.   Notice.   All notices or communications required or permitted under
this Agreement shall be in writing and shall be deemed duly given if in writing and delivered personally, or sent by registered or certified United States mail, return receipt requested, first class, postage prepaid, or by courier with a signed receipt to the following addresses (or such other addresses as may be designated in writing):

          If to Executive:

               Wilbur M. Feltner
               Post Office Box 2286
               Winchester, Virginia 22604


          If to Company:
               F & M National Corporation
               Attn: Michael L. Bryan, Secretary
               9 Court Square

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               Winchester, Virginia 22601

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     IN WITNESS WHEREOF this Agreement has been executed as a sealed instrument by F & M National Corporation by its duly authorized officer, and the Executive as of the date first above written.

                              COMPANY:

                              F & M NATIONAL CORPORATION


                              By:  /s/ Alfred B. Whitt
                              Its: President


                              EXECUTIVE:



                                   /s/ Wilbur M. Feltner
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                              WILBUR M. FELTNER

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